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                                                                 EXHIBIT 3.40(A)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/08/1997
                                                          971339430 -- 2805778


                         CERTIFICATE OF INCORPORATION

                                      OF

                       PREMIUM COAL DEVELOPMENT COMPANY


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Premium Coal Development Company (hereinafter called the "Corporation").

                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the state Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE
                                 -------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR
                                  ------------

     The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, par value $.01 per share.

                                 ARTICLE FIVE
                                 ------------

     The name and mailing address of the incorporator are as follows:


     Name                            Address
     ----                            -------

     Eileen M. Carrig                c/o Kirkland & Ellis
                                     153 East 53rd Street
                                     39th Floor
                                     New York, NY 10022

                                  ARTICLE SIX
                                  -----------

     The directors shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.
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                                 ARTICLE SEVEN
                                 -------------

     The personal liability of the directors of the Corporation is hereby eliminated to the permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                                 ARTICLE EIGHT
                                 -------------

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE NINE
                                 ------------

     The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.


     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of October, 1997.


                                                 /s/ Eileen M. Carrig
                                                 -----------------------------
                                                 Eileen M. Carrig
                                                 Sole Incorporator